UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SHAREHOLDERS IN Western Asset LIQUIDITY Funds

EXTREMELY IMPORTANT –PLEASE VOTE NOW!

Dear Valued Shareholder:

We sent you proxy materials concerning proposals to approve new management and subadvisory agreements for your Western Asset fund(s), but we believe they may not have been received.  Thus, we enclose a new set of proxy materials for your consideration. If they are duplicative and you have already voted, please accept our apologies, no further action is necessary.

Shareholders are asked to vote to approve new agreements, recommended by each fund’s Board , that are identical to the current agreements, except for the dates of execution, effectiveness and termination. Voting FOR these agreements will allow each fund to continue operations with the current management team and subadvisor(s).

We ask that you review these important materials and cast your vote(s) as soon as possible, please – hopefully TODAY.

All votes count, no matter how many shares you own. Federal law requires a high level of voter participation to approve the proposals, so we must continue to solicit votes until we meet that high threshold.

YOUR VOTE IS ESSENTIAL

YOUR FUND BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

VOTING NOW

HELPS MINIMIZE PROXY COSTS

HELPS AVOID UNNECESSARY COMMUNICATIONS WHICH CAN ELIMINATE FURTHER PHONE CALLS

Please vote as soon as you can using one of these options:

1.	VOTE ONLINE

Log on to the website or scan the QR code shown on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Please complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

If you have questions regarding the proposals, or need assistance with voting, please call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-963-5819. Thank you for your prompt attention to this vital matter.